AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT

      This Agreement is made and entered into effective as of March 21, 2007, amended and restated as of June 5, 2009, by and between the Stadion Investment Trust, a Delaware statutory trust (the "Trust") on behalf of the Stadion Managed Portfolio, a series of shares of the Trust (the "Fund"), and Stadion Money Management, Inc., a Georgia corporation (hereinafter referred to as "Advisor").

      WHEREAS,   the  Trust  is  an  open-end  management   investment  company,
registered under the Investment Company Act of 1940, as amended (the "Act");

      WHEREAS, the Trust has designated the Fund as a series of interests in the Trust; and

      WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940 ("Advisers Act"), and engages in the business of asset management; and

      WHEREAS, the Trust desires to retain the Advisor to render certain investment management services to the Fund, and the Advisor is willing to render such services; ; and

      WHEREAS, the Trust and Advisor wish to amend and restate the Investment Advisory Agreement to reflect the new name of the Advisor, the Trust and the Fund and to add a breakpoint to the investment advisory fee to be paid to the Advisor;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1.    OBLIGATIONS OF INVESTMENT ADVISOR

            (a) SERVICES. The Advisor agrees to perform the following services (the "Services") for the Trust:

                  (1) manage the  investment and  reinvestment  of the assets of the Fund;

                  (2)  continuously  review,   supervise,   and  administer  the
            investment program of the Fund;

                  (3) determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

                  (4) provide the Trust and the Fund with records concerning the
            Advisor's activities under this Agreement which the Trust and the Fund are required to maintain; and

                  (5)  render  regular  reports  to  the  Trust's  trustees  and
            officers   concerning  the  Advisor's  discharge  of  the  foregoing
            responsibilities.

      The Advisor shall discharge the foregoing responsibilities subject to the control of the trustees and officers of the Trust and in compliance with
      (i) such policies as the trustees may from time to time establish; (ii) the Fund's objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All Services to be furnished by the Advisor under this

      Agreement may be furnished through the medium of any directors, officers or employees of the Advisor or through such other parties as the Advisor may determine from time to time.

            (b) EXPENSES AND PERSONNEL. The Advisor agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. The Advisor shall authorize and permit any of its officers, directors and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by the Advisor herein and except to the extent required by law to be paid by the Advisor, the Trust shall pay all costs and expenses in connection with its operation.

            (c) BOOKS AND RECORDS. All books and records prepared and maintained by the Advisor for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Advisor shall surrender to the Trust and the Fund such of the books and records so requested.

      2. FUND TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund. With respect to brokerage selection, the Advisor shall seek to obtain the best overall execution for fund transactions, which is a combination of price, quality of execution and other factors. The Advisor may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Advisor with brokerage, research, analysis, advice and similar services, and the Advisor may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Advisor determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Advisor to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term. The Advisor will promptly communicate to the officers and the trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

      3. COMPENSATION OF THE ADVISOR. The Fund will pay to the Advisor an investment advisory fee (the "Fee") equal to an annualized rate of 1.25% of the average daily net assets of the Fund up to $150 million and 1.00% of such assets over $150 million. The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund's Prospectus and/or Statement of Additional Information, and shall be paid to the Advisor by the Fund within five (5) days after such calculation.

      4. STATUS OF INVESTMENT ADVISOR. The services of the Advisor to the Trust and the Fund are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services to the Trust and the Fund are not impaired thereby. The Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Advisor, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      5. PERMISSIBLE INTERESTS. Trustees, agents, and stockholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Advisor are or may be interested in the Trust as trustees, stockholders or otherwise; and the Advisor (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

      6. LIMITS OF LIABILITY; INDEMNIFICATION. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. The Advisor shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. It is agreed that the Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust's registration statement under the Act or the Securities Act of 1933 ("1933 Act"), except for information supplied by the Advisor for inclusion therein. The Trust agrees to indemnify the Advisor to the full extent permitted by the Trust's Declaration of Trust.

      7. TERM. This Agreement shall remain in effect until March 21, 2010, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

            (a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice of a decision to terminate this Agreement by (i) the Trust's trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

            (b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder);

            (c) The Advisor may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust and the Fund; and

            (d) the terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.

      8. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Trust's outstanding voting securities.

      9. APPLICABLE LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

      10. REPRESENTATIONS AND WARRANTIES.

            (a) REPRESENTATIONS AND WARRANTIES OF THE ADVISOR. The Advisor hereby represents and warrants to the Trust as follows: (i) the Advisor is a corporation duly organized and in good standing under the laws of the State of Georgia and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Advisor is registered as an investment advisor with the SEC under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

            (b) REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust hereby represents and warrants to the Advisor as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Commission under the Act; (iii) shares of each Fund are registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

      11. COMPLIANCE PROCEDURES. The Advisor will, in accordance with Rule 206(4)-7 of the Advisers Act, adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act and will provide the Trust with copies of such written policies and procedures upon request.

      12. STRUCTURE OF AGREEMENT. The Trust is entering into this Agreement solely on behalf of the Fund. Without limiting the generality of the foregoing:
(a) no breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Advisor have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

      13. USE OF NAMES. The Trust acknowledges that all rights to the name "Stadion" belongs to the Advisor, and that the Trust is being granted a limited license to use such words in its name, the name of its series and the name of its classes of shares.

      14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      15. NOTICE. Notices of any kind to be given to the Trust hereunder by the Advisor shall be in writing and shall be duly given if mailed or delivered to the Stadion Investment Trust at 1061 Cliff Dawson Road, Watkinsville, Georgia 30677, with a copy to Ultimus Fund Solutions, LLC at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, or to such other address or to such individual as shall be so specified by the Trust to the Advisor. Notices of any kind to be given to the Advisor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to Stadion Money Management, Inc. at 1061 Cliff Dawson Road, Watkinsville, Georgia 30677, Attention: Judson A. Doherty, or at such other address or to such individual as shall be so specified by the Advisor to the Trust. Notices shall be effective upon delivery.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.


STADION INVESTMENT TRUST                  STADION MONEY MANAGEMENT, INC.

/s/ Gregory L. Morris                     /s/ Judson A. Doherty
-----------------------------             -------------------------------
By:    Gregory L. Morris                  By:    Judson A. Doherty
Title: Chairman                           Title: President